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                                                                   EXHIBIT 10.16
                               AMENDMENT NO. 1 TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This Amendment No. 1 to Amended and Restated Employment Agreement ("Amendment No. 1") is made and entered into this 18th day of May 1999, effective as of the Effective Date between CB Richard Ellis Services, Inc. (the "Company") and James J. Didion ("Executive").

                                   WITNESSETH:

         WHEREAS, Executive and Company have entered into an Amended and Restated Employment Agreement dated as of March 3, 1999 (the "Existing Agreement") which contemplates Employee's resignation as Chief Executive Officer of the Company effective May 18, 1999, and

         WHEREAS, the parties believe that it is in their best interests to clarify certain portions of the Existing Agreement.

         NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, it is hereby agreed as follows:

         1.    Section 2 of the Existing Agreement is revised as follows:

               (a) In the last sentence of Section 2 the phrase "Chief Executive Officer" is amended to read "Chief Executive or Chief Operating Officer," and the phrase "substantial time" is amended to read "reasonable time."

               (b) The provisio to Section 2 is amended in its entirety to read as follows:

                    "provided, however, (i) Executive's primary assignment shall be to advance the Company's interests by participating in the National Realty Committee, the Urban Land Institute, and the University of California at Berkeley (Haas School) Real Estate Policy Advisory Board; (ii) all other assignments must be consistent with the duties which Executive would perform if he were Chairman of the Board of Directors of the Company; (iii) all assignments must be in writing and specify the authorities and responsibilities of Executive; and (iv) Executive shall not be required to perform service in excess of 100 hours per month (including travel time)."

          2.    A new sentence is added to Section 3(e) to read as follows:

               "As a matter of explanation and not limitation, Executive shall be reimbursed for all dues and meeting fees required to participate in the National Realty Committee, Urban Land Institute, and University of California at Berkeley (Haas School) Real Estate Policy Advisory Board and all expenses reasonably incurred by Executive with respect to such participation."

In witness whereof the parties have caused this Amendment No. 1 to be executed this 24th day of May 1999.

CB RICHARD ELLIS SERVICES, INC.

By:      /s/ Ray Wirta
         --------------------------------------------
         Ray Wirta, Chief Executive Officer

         /s/ James J. Didion
         --------------------------------------------
         James J. Didion